PROMISSORY NOTE

Principal Amount: $200,000	Issue Date: January 24, 2014

FOR VALUE RECEIVED, the undersigned, NaturalNano, Inc., a Nevada corporation, maintaining an address at 763 Linden Ave., Rochester, NY 14625 (“Debtor”), promises to pay to the order of Alpha Capital Anstalt, Pradafant 7, 9490 Furstentums, Vaduz, Lichtenstein, Fax: 011-42-32323196, or its successors or assigns (“Lender”), on February 7, 2014 (“Maturity Date”) at 515 Rockaway Avenue, Valley Stream, New York 11581, or at such other place as the Lender may designate from time to time in writing to the Debtor, in lawful money of the United States of America, the principal sum of Two Hundred Thousand Dollars ($200,000.00).

This note may be tendered as payment by the Lender for any securities issued by the Borrower.

The delay or failure to exercise any right hereunder shall not waive such right. The undersigned hereby waives demand, presentment, protest, notice of dishonor or nonpayment, notice of protest, any and all delays or lack of diligence in collection hereof and assents to each and every extension or postponement of the time of payment or other indulgence. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, United States of America. Exclusive jurisdiction relating to this Note shall vest in courts located in New York County, New York State, United States of America. This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

This note shall be secured pursuant to the existing security agreements between the Lender and Borrower dated as of March 6, 2007 and September 29, 2008, as amended.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note the date and year first above written.

NaturalNano, Inc.

/s/ James Wemett
	By:	/s/ James Wemett
WITNESS	Its:	CEO